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                                                                      EXHIBIT 12

        PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
        SEC FILING - FORM 10-Q - Second Quarter 2001
        EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                 For the Six Months Ended
                                                            ------------------------------------
        Ratio of earnings to Fixed Charges                     2001                    2000
        ----------------------------------                  ------------            ------------
        Earnings
             Net income                                            38.0                    27.2
        Adjustments:
             Income taxes                                          24.1                    17.2
             Fixed charges (as below)                              19.8                    20.7
                                                            -----------             -----------
                      Total adjusted earnings                      81.9                    65.1
                                                            ===========             ===========



        Fixed charges:
             Net interest expense                                  19.5                    20.4
        Adjustments:
             Interest component of rents                            0.2                     0.0
             AFUDC debt                                             0.1                     0.3
                                                            -----------             -----------
                    Total fixed charges                            19.8                    20.7
                                                            ===========             ===========


        Ratio of earnings to fixed charges                          4.1                     3.1
                                                            ===========             ===========
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